Exhibit 10.1

LOAN AGREEMENT

This Loan Agreement (“Loan Agreement”) is made effective as of November 15, 2023, by and among Viewbix Ltd., a company organized under the laws of the State of Israel (the “Company”), and the lenders set forth in Schedule I hereto (each, a “Lender”, and collectively, the “Lenders”).

NOW, THEREFORE, in consideration of the promises and mutual covenants hereinafter contained, the parties hereto agree as follows:

1.	Amount of the Loan. The Lenders hereby undertake to provide to the Company loans, in the amounts set forth opposite each Lender’s name in Schedule I hereto, in one or more transactions, in the aggregate amount of US$480,000 (four hundred eighty thousand), and the Lenders may, in the aggregate and at such Lender’s sole discretion, elect to lend an additional amount of up to US$520,000 (five hundred twenty thousand) thereby resulting in an aggregate of up to $1,000,000 (one million). The principal amount of the loan shall be referred to as the “Loan Principal” and the date of each disbursement of the Loan Principal shall be referred to as the “Date of Grant”.

2.	Interest. The Loan Principal shall bear an annual interest of 9% accruing from the Date of Grant through the date of the repayment in full of the Loan Principal (the “Interest”, and the Loan Principal together with any accrued and unpaid interest, the “Loan Amount”).

3.	Loan Repayment. The Loan Amount shall be repaid over the course of two (2) years following January 1, 2024 (the “Repayment Period”), whereby for the first twelve (12) months following January 1, 2024, the Company shall repay on a quarterly basis the Interest accrued on the Loan Principal as of such repayment date (for the avoidance of any doubt, the Company shall not repay any of the Loan Principal during the first twelve (12) months following January 1, 2024), and for the remaining twelve (12) months, the Company shall repay on a quarterly basis the outstanding Loan Amount, as illustrated in the loan amortization schedule attached hereto as Schedule II. For the avoidance of doubt, each Lender may at its discretion offset any portion of the outstanding Loan Amount owed by the Borrower, as of such repayment date set forth in the foregoing repayment schedule, towards the payment of the exercise price for the shares of Common Stock underlying the Warrants, as set forth and defined in Section 4 below.

3.1.	Notwithstanding anything to the contrary, the Company may elect to repay a part or all of the Loan Amount earlier than contemplated in Section 3, with no penalty, premium or other fee or payment.

3.2.	Notwithstanding anything to the contrary, in the event that the Company fails to repay a part or all of the Loan Amount (due to insufficient cash amount – as determined by the board of directors of Viewbix Inc. (the “Parent”) in good faith based on the Parent’s latest consolidated balance sheet, statements of income and statements of cash flow) following the lapse of the Repayment Period, each Lender shall be entitled, at its discretion, to convert the outstanding Loan Amount owed to each respective Lender into shares of the Parent’s common stock, par value $0.0001 per share (“Common Stock”), at a price per share equal to the 30-day average of the closing bid price of the Common Stock on such exchange or quotation system upon which the Common Stock is listed or quoted, as applicable, calculated as of such date the respective portion of the outstanding Loan Amount becomes repayable (the “Converted Stock”). The Lenders shall be entitled to the foregoing conversion right for a period of twelve (12) months following the lapse of the Repayment Period, and upon the earlier of the lapse of such period, or upon issuance of the Converted Stock, the Company shall be relieved of any obligations under this Loan Agreement, including the obligation to repay the Loan Amount to the respective Lender.

4.	Warrants. For every dollar amount of the Loan Principal granted by each Lender under this Agreement, such Lender shall be granted a warrant to purchase up to one share of Common Stock (the “Warrants”) for each one dollar such Lender lends to the Company. The terms of the Warrants, including, without limitation, the exercise period and price, shall be as set forth in the form of Warrants, all subject to the approval of the Parent. Each Lender undertakes to take all actions and to sign all documents required, at the discretion of the Company and the Parent, in order to give effect to and enforce the above terms and conditions. Any tax liability in connection with the Warrants shall be borne solely by each Lender.

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5.	Restrictions on Common Stock. The Lenders understand that the Converted Stock, the Warrants and upon exercise, the shares of Common Stock underlying the Warrants shall be, “restricted securities” within the meaning of Rule 144 under the U.S. Securities Act of 1933, as amended (the “Securities Act”) and may not be sold, pledged, assigned or transferred and must be held indefinitely in the absence of (i) an effective registration statement under the Securities Act and applicable state securities laws with respect thereto, or (ii) an opinion of counsel satisfactory to the Parent that such registration is not required. The certificates for each of the shares of Converted Stock, Warrants and underlying shares of Common Stock shall bear the following or similar legend (in addition to such other restrictive legends as are required or deemed advisable under any applicable law or any other agreement to which the Parent is a party):

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. UNLESS SOLD PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.”

The Lenders consent to the Parent making a notation on its records or giving instructions to any transfer agent of the Converted Stock, the Warrants and the shares of Common Stock underlying the Warrants in order to implement the restrictions on any such transfer set forth and described herein.

6.	Events of Default. Notwithstanding the foregoing, the Loan Amount will immediately become due and payable upon any Event of Default as defined herein. The occurrence of any of the following shall be an “Event of Default”:

6.1.	In the event that the Company breaches the repayment provisions contained in Section 3 above, in which case such breach shall constitute a material breach and Lenders shall each be entitled to terminate this Loan Agreement provided that it first gives the Company written notice of such breach.

6.2.	A receiver, administrator, liquidator, whether temporary or permanent, was appointed to the Company or its business or its property, all or part of it, which appointment was not canceled within 90 days;

6.3.	The Company adopts a resolution for winding up or a winding up order has been issued against it, or a lien has been imposed over its assets or part of them and said lien has not been lifted within 30 days, or ceasing to conduct its business on a permanent basis; or

6.4.	The Company ceases to be an SEC reporting company or fails to timely file any required periodic or annual reports with the SEC.

7.	Accounting Records. The books, accounting records and receipts of each of the Lenders obligate both sides to this Loan Agreement and will be used as conclusive proof against the Company with regard to moneys that the Company owes under this Loan Agreement and/or with regard to other details included in this Loan Agreement.

8.	Miscellaneous.

8.1.	Entire Agreement. This Loan Agreement constitutes and contains the entire agreement of the parties with respect to the subject matter hereof, and supersedes any and all prior agreements regarding the subject matter hereof.

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8.2.	Governing Law. This Loan Agreement shall be governed by and construed according to the laws of the State of Israel, without regard to the conflict of laws provisions thereof. Any dispute arising under or in relation to this Loan Agreement shall be resolved in the competent court for Tel Aviv-Jaffa district, and each of the parties hereby submits irrevocably to the jurisdiction of such court.

8.3.	Assignability. Neither the Company nor the Lender shall not have the right to assign its rights hereunder or any interest herein, without the prior written consent of the opposite party.

8.4.	No Waiver; Amendments. This Loan Agreement may not be amended or modified except by written agreement between the Company and each of the Lenders, and no consent or waiver hereunder shall be valid unless in writing and signed by each of the Lenders. The failure of either party to require performance of any provision of this Loan Agreement shall not be construed as a waiver of that party’s rights to insist on performance of that same provision, or any other provision, at some other time. No right may be waived except in a writing signed by the party entitled to assert the right. The waiver by either party of any right created by this Loan Agreement in one or more instances shall not be construed as a further continuing waiver of such right or any other right created by this Loan Agreement.

8.5.	Severability. If any provision of this Loan Agreement is held to be unenforceable for any reason, all other provisions of this Loan Agreement shall be deemed valid and enforceable to the full extent possible.

8.6.	Notices. Any demand notice or communication under this Loan Agreement shall be in writing and shall be hand delivered or sent by registered mail return receipt requested to the party receiving such communication at the address specified herein or such other address as either party may in the future specify to the other party.

[Signature Page Follows]

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IN WITNESS WHEREOF the parties have signed this Loan Agreement as of the date first set forth above.

VIEWBIX LTD.

By
Name:
Title:

By
Name:
Title:

LENDER:

By
Name:

[Signature Page to Loan Agreement, November 15, 2023]

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Schedule I

Lender	Loan Principal Amount
Yoram Baumann	$75,000
Amihay Hadad	$20,000
Shahar Marom	$10,000
L.I.A. Pure Capital Ltd	$75,000
Medigus Ltd.	$200,000
Eli Yoresh	$20,000
Amitay Weiss	$20,000
Ehud Weiss	$50,000
Targa Independent Ltd.	$10,000
Total	$480,000